UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 27, 2019

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan		49022-2692
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on April 24, 2018, Whirlpool Corporation ("Whirlpool") and certain of its subsidiaries entered into a purchase agreement with Nidec Corporation to sell Whirlpool's Embraco business unit, subject to customary closing conditions, including receipt of all necessary antitrust approvals. Antitrust approvals have been received in the U.S., Brazil and China, and are awaited in Europe and certain other jurisdictions.

On March 8, 2019, Whirlpool filed suit in the United States District Court for the Southern District of New York to compel Nidec to take all actions necessary to ensure that required regulatory approvals are obtained in time to close the transaction by the initial closing deadline of April 24, 2019.

On March 27, 2019, the Court dismissed Whirlpool’s suit without prejudice to refiling the suit if the purchase agreement’s April 24, 2019 initial closing deadline is not met. During the hearing prior to the Court’s ruling, Nidec indicated that it intends to reach agreement by April 24 with a suitable buyer for certain assets required to be divested in order to obtain European Commission ("EC") approval of the transaction. Following Nidec reaching such an agreement, there remain a small number of procedural reviews and approvals from the European Commission and other jurisdictions to facilitate transaction closing, which may take several weeks to complete.

Whirlpool remains confident and continues to expect the transaction to close, and remains committed to taking all actions in its best interests to close the transaction as soon as possible. If closing does not occur by April 24, 2019, the parties’ agreement permits closing up to six months later.

Whirlpool Corporation Additional Information
Certain statements in this current report relating to Whirlpool's expectations for transaction closing constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this current report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements.

Reference should also be made to the factors discussed under “Risk Factors” in Whirlpool’s periodic filings with the Securities and Exchange Commission. Although the forward-looking statements contained in this current report are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this current report and, except as expressly required by applicable law, Whirlpool assumes no obligation to update or revise them to reflect new events or circumstances.

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2019		WHIRLPOOL CORPORATION

	By:	/s/ BRIDGET K. QUINN
	Name:	Bridget K. Quinn
	Title:	Assistant General Counsel and Corporate Secretary